================================================================================

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                                 CHEROKEE INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

                                 CHEROKEE INC.
--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

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Notes:

                                 CHEROKEE INC.

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                             ON SEPTEMBER 15, 1997

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Cherokee Inc. (the "Company") will be held at The Sportsmen's Lodge and Hotel, 12825 Ventura Boulevard, Studio City, California, on September 15, 1997, at 10:00 A.M. (Pacific Time) for the following purposes:

     1) To elect seven directors to the Board of Directors who will serve until the Company's 1998 Annual Meeting of Stockholders and until their successors have been duly elected and qualified;

     2) To approve the Third Amendment to Revised and Restated Management Agreement between The Newstar Group and Cherokee Inc.;

     3) To transact such other business as may be properly brought before the meeting or any adjournment thereof.

     Stockholders of record at the close of business on August 4, 1997 will be entitled to notice of and to vote at said meeting or any adjournments thereof. A list of such stockholders shall be open to the examination of any stockholder at the meeting and for a period of ten days prior to the date of the meeting at the office of Cherokee Inc., 6835 Valjean Avenue, Van Nuys, California 91406.

     The Board of Directors urges each stockholder to read carefully the enclosed proxy statement which is incorporated herein by reference.


                                    By Order of the Board of Directors

                                    /s/ Carol A. Gratzke

                                    Carol A. Gratzke
                                    Secretary

6835 Valjean Avenue
Van Nuys, CA 91406
Dated: August 14, 1997

                                   IMPORTANT

WHETHER OR NOT YOU EXPECT TO ATTEND THE 1997 ANNUAL MEETING OF STOCKHOLDERS IN PERSON, PLEASE COMPLETE, DATE, SIGN, AND RETURN THE ENCLOSED PROXY IN THE ENCLOSE ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. YOUR PROXY WILL BE REVOCABLE ANY TIME PRIOR TO ITS EXERCISE EITHER IN WRITING OR BY VOTING YOUR SHARES PERSONALLY AT THE 1997 ANNUAL MEETING OF STOCKHOLDERS.

                                 CHEROKEE INC.
                              6835 VALJEAN AVENUE
                               VAN NUYS, CA 91406

                                PROXY STATEMENT
                                      FOR
                         ANNUAL MEETING OF STOCKHOLDERS
                               SEPTEMBER 15, 1997


     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors (the "Board") of Cherokee Inc., a Delaware corporation ("Cherokee" or "Company"), of proxies to be used at the Annual Meeting of Stockholders (the "Annual Meeting") to be held at The Sportsmen's Lodge and Hotel, 12825 Ventura Boulevard, Studio City, California, on September 15, 1997, at 10:00 A.M. (Pacific Time) and at any adjournments thereof. A form of the proxy is enclosed for use at the meeting. Stockholders are being asked to vote upon the election of seven directors to the Board, to vote upon approval of the Third Amendment to Revised and Restated Management Agreement between The Newstar Group and Cherokee Inc. (the "Third Amendment") and to transact such other business as may properly come before the meeting.

     If no instructions are given on the proxy, all shares represented by valid proxies received pursuant to this solicitation (and not revoked before they are voted) will be voted FOR the directors nominated by the Board, FOR approval of the Third Amendment and as recommended by the Board with regard to all other matters or if no such recommendation is given, in the discretion of the proxy holder. Proxies marked "withhold" and/or "abstain" will be counted towards the quorum requirement but will not be voted for the election of the Board's director nominees or the Third Amendment.

     A proxy may be revoked at any time before it is exercised by giving written notice of revocation to the Secretary of the Company or by submitting, prior to the time of the Annual Meeting, a properly executed proxy bearing a later date. Stockholders having executed and returned a proxy, who attend the meeting and desire to vote in person, are requested to so notify the Secretary of the Company prior to the time of the meeting.

     The mailing address of the Company is 6835 Valjean Avenue, Van Nuys, California 91406. The approximate date on which this Proxy Statement and form of proxy are being mailed to the stockholders is August 14, 1997.


                              GENERAL INFORMATION

OUTSTANDING SHARES AND VOTING RIGHTS

     There were 7,741,986 shares of common stock of the Company ("Common Stock") outstanding as of August 4, 1997, the Record Date for the stockholders entitled to vote at the Annual Meeting. Each stockholder of record at the close of business on August 4, 1997 is entitled to one vote for each share of Common Stock then held on each matter to come before the meeting, or any adjournments thereof.

     A majority of the votes eligible to be cast at the Annual Meeting by holders of Common Stock, or 3,948,413 votes, represented in person or by proxy at the Annual Meeting is required for a quorum. A plurality of the votes cast at the Annual Meeting by holders of shares of Common Stock entitled to vote, and present, in person or by proxy at the Annual Meeting voting for the election of directors is required for the election of each nominee as a director. The nominees receiving the seven highest numbers of votes will become directors.
The proposal for approval of the Third Amendment must receive the favorable vote of a majority of the total number of shares of Common Stock represented and entitled to vote at the Annual Meeting or any adjournment thereof for approval. Votes that are withheld from any nominee will be excluded from the vote and will have no effect. Brokers who hold shares in street name have the authority to vote on certain "routine" matters when they have not received instructions from beneficial owners, Brokers that do not receive instructions are entitled to vote on the election of directors. The Company's Certificate of Incorporation does not provide for cumulative voting.


SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock as of August 4, 1997 by each person believed by the Company to own beneficially more than 5% of the outstanding shares of any class of the Company's voting securities. Unless noted otherwise, the holders listed below have sole voting power and dispositive power over the shares beneficially held by them. As of August 4, 1997, 7,741,986 shares of Common Stock were outstanding.


       NAME AND ADDRESS          AMOUNT AND NATURE OF   PERCENTAGE
     OF BENEFICIAL OWNER         BENEFICIAL OWNERSHIP    OF CLASS
------------------------------   --------------------   -----------
Value Partners, Ltd.
  C/O Fisher Ewing Partners
  2200 Ross Avenue
  Suite 4660 West
  Dallas, TX 75201               2,104,069                    27.2%

Robert Margolis
  6835 Valjean Avenue
  Van Nuys, CA 91406             2,441,277 /(A)/              29.0%

Cowen & Company
  Financial Square
  New York, NY 10005               394,391 /(B)/               5.1%

Axicom Capital Group
  245 E. 54th Street,
  Suite 5M
  New York, NY 10022               378,267 /(D)/               4.9%

The Newstar Group, Inc.
  dba The Wilstar Group
  6835 Valjean Avenue
  Van Nuys, CA 91406             1,475,670 /(A)(C)/           17.5%

(A) Includes 800,000 shares held by The Newstar Group, Inc. d/b/a The Wilstar Group ("Wilstar") and includes 675,670 shares which may be acquired by Wilstar pursuant to currently exercisable options. Mr. Margolis is a shareholder and Chief Executive Officer of Wilstar. Prior to May 31, 1997, Mr. Margolis owned 50.1% of the stock of Wilstar. Mr. Margolis became the sole stockholder of Wilstar through a series of redemptions occurring on May 31, 1997 and June 23, 1997. The consideration for the redemptions may include certain Company common stock and options issued to Wilstar by the Company, none of which have been distributed by Wilstar.

(B) Includes 7,148 shares with respect to which voting power and dispositive power are shared.

(C)  Does not include 319,871 shares individually held by Mr. Margolis.

(D) Avi Dan, a director of the Company, is president and a shareholder of Axicom Capital Group and may be deemed the beneficial owner of such shares. The combined ownership of Axicom and Mr. Dan is 393,267 shares, which represents 5.1% of the outstanding stock of the Company.


     The following table sets forth certain information regarding the beneficial ownership of the Common Stock of the Company as of August 4, 1997, owned by all current and nominated directors, each of the executive officers named in the Summary Compensation Table and all directors and executive officers as a group. Unless noted otherwise, the holders listed below have sole voting and dispositive power over the shares beneficially held by them.

                                    AMOUNT AND
                                     NATURE OF
                                    BENEFICIAL       PERCENTAGE
  NAME OF BENEFICIAL OWNER          OWNERSHIP           CLASS
----------------------------      --------------     ----------
Robert Margolis                   2,441,277 /(A)/       29.0%
Herschel Elias                       15,000                *
Douglas Weitman                     232,490              3.0%
Jess Ravich                         180,072 /(C)/        2.3%
Keith Hull                           15,000 /(D)/          *
Avi Dan                             393,267 /(B)(E)/     5.1%
Jeffrey Schultz                      10,000                *
Carol Gratzke                        10,000 /(F)/          *
Patricia Warren                      72,997 /(G)/        0.9%
Timothy Ewing
All Executive Officers and        3,358,503 /(H)/       39.59%
  directors as a group


--------------------------------------

*    Less than 1%

(A) Includes 955,607 shares held individually by Mr. Margolis and 800,000 shares held by Wilstar and includes 675,670 shares which may be acquired by Wilstar pursuant to currently exercisable options and 10,000 shares which may be purchased by Mr. Margolis pursuant to currently exercisable options at an exercise price of $5.50. Mr. Margolis is a shareholder and Chief Executive Officer of Wilstar. Prior to May 31, 1997, Mr. Margolis owned 50.1% of the stock of Wilstar. Mr. Margolis became the sole stockholder of Wilstar through a series of redemptions occurring on May 31, 1997 and June 23, 1997. The consideration for the redemptions may include certain Company common stock and options issued to Wilstar by the Company, none of which have been distributed by Wilstar.

(B) Includes 15,000 shares, of which 5,000 may be purchased pursuant to a currently exercisable warrant at an exercise price of $3.00 per share and 10,000 pursuant to currently exercisable options at an exercise price of $5.50.

(C) Includes 165,033 shares owned by Libra Investments, Inc. ("Libra"). Mr. Ravich is the Chairman, Chief Executive Officer, and a shareholder of Libra and, therefore, may be deemed to be the beneficial owner of such shares.

(D) Excludes 77,386 shares owned by Avondale Mills, Inc. Mr. Hull is a Vice President of Avondale Mills, Inc., however, he disclaims to be the beneficial owner of such shares.

(E) Includes 378,267 shares owned by Axicom Capital Group. Mr. Dan is the President and a shareholder of Axicom Capital Group and, therefore, may be deemed to be the beneficial owner of such shares.

(F) Includes 10,000 shares, of which 3,334 and 6,666 shares may be purchased pursuant to currently exercisable options at an exercise price of $3.13 and $3.88, respectively.

(G) Includes 45,000 shares, of which 40,000 and 5,000 shares may be purchased pursuant to currently exercisable options at an exercise price of $3.00 and $3.88, respectively,

(H) Includes 755,670 shares which may be acquired pursuant to currently exercisable warrants and options.



                             ITEM 1 ON PROXY CARD:

                             ELECTION OF DIRECTORS

     At the Annual Meeting, stockholders will be asked to elect seven Directors to serve until the next annual meeting of stockholders and until their respective successors shall be elected and shall qualify. The Board of Directors of the Company consists of seven members. Six of the seven current directors have been nominated for reelection at the meeting for one-year terms and one new director nominee has been proposed.

     In the event that any nominee for director should become unavailable, it is intended that votes will be cast, pursuant to the enclosed proxy, for such substitute nominee as may be nominated by the Board. The Board has no present knowledge that any of the persons named will be unavailable to serve.

INFORMATION CONCERNING DIRECTORS AND NOMINEES FOR BOARD OF DIRECTORS

     The following table sets forth the principal occupation or employment and principal business of the employer, if any, of each director and nominee for director of the Company, as well as his age, business experience, other directorships held by him and the period during which he has previously served as director of the Company.

              NAME, AGE                  PRINCIPAL OCCUPATION FOR PAST FIVE YEARS;
                 AND                               OTHER DIRECTORSHIPS;
  PRESENT POSITION WITH THE COMPANY                BUSINESS EXPERIENCE
-------------------------------------    -----------------------------------------

Robert Margolis, 49                      Mr. Margolis was appointed Chairman
Director, Chairman of the Board of       of the Board and Chief Executive
Directors and Chief Executive Officer    Officer of the Company on May 5,
                                         1995.  Mr. Margolis was the
                                         co-founder of the Company's Apparel
                                         Division in 1981.  He had been the
                                         Co-Chairman of the Board of
                                         Directors, President and Chief
                                         Executive Officer of the Company
                                         since June 1990 and became Chairman
                                         of the Board on June 1, 1993.  Mr.
                                         Margolis resigned all of his
                                         positions with the Company on October
                                         31, 1993 and entered into a one-year
                                         consulting agreement with the
                                         Company.  Since 1994 Mr. Margolis

                                         has been Chief Executive Officer and
                                         a Director of Wilstar, a privately
                                         owned company which operates various
                                         textile and apparel related
                                         enterprises, including a private
                                         label apparel manufacturing
                                         operation.  Wilstar's private label
                                         manufacturing operations were sold
                                         to an unrelated party in April,
                                         1997. Wilstar provides Mr. Margolis'
                                         services as Chief Executive Officer
                                         of the Company pursuant to the terms
                                         of a management agreement between
                                         the Company and Wilstar (the
                                         "Wilstar Management Agreement").

Timothy Ewing, 37                        Mr. Ewing, a Chartered Financial
Director nominee                         Analyst, is the general partner of
                                         Fisher Ewing Partners and manager of
                                         Value Partners, Ltd., a Texas based
                                         private investment partnership
                                         formed in 1989. Mr. Ewing currently
                                         serves on the board of directors of
                                         The Baylor Healthcare System
                                         Foundation, the governing board of a
                                         Hospital System based in Dallas,
                                         Texas, and is vice chairman of the
                                         board of directors of First Fidelity
                                         Bancorp, Inc., a bank holding
                                         company in Irvine, California.

Jeffrey Schultz, 51                      Dr. Schultz has been a director of
Director                                 the Company since December 1994.
                                         Dr. Schultz has served as a
                                         Professor at Christian Brothers
                                         University since 1986.  Dr. Schultz
                                         served as a consultant for the
                                         following companies: Southmark
                                         Corporation from 1990 to 1993, Prime
                                         Motor Inns from 1991 to 1993, and
                                         PGI Industries, Inc. from 1991 to
                                         1993.  Dr. Schultz also currently
                                         serves as a director of Carolco
                                         Corp., a motion picture production
                                         company, and is a trustee of the
                                         Lone Star Liquidating Trust, an
                                         insurance company.

Douglas Weitman, 54                      Mr. Weitman has been a director of
Director                                 the Company since May 1995.  For
                                         more than five years, Mr. Weitman
                                         has been the Chief Executive Officer
                                         of Security Textile Corp., a
                                         privately owned manufacturer of
                                         apparel and textile related products.

Jess Ravich, 40                          Mr. Ravich has been a Director of the
Director                                 Company since May 1995.  Mr. Ravich
                                         has been the Chief Executive Officer
                                         and the majority shareholder of
                                         Libra Investments, Inc. ("Libra"), a
                                         registered broker-dealer since it
                                         was founded in June 1991.

                                         From March 1990 to March 1991, he was
                                         Executive Vice President and Director of
                                         High Yield Trading with Jeffries & Co.,
                                         a registered broker-dealer.

Keith Hull, 44                           Mr. Hull has been a director since
Director                                 June 1995. For more than five years,
                                         Mr. Hull has been President of
                                         Avondale Fabrics and Vice President
                                         of its parent, Avondale Mills Inc., a
                                         diversified manufacturer of textiles.

Avi Dan, 39                              Mr. Dan has been a director since
Director                                 June 1995. Mr. Dan is President of
                                         Axicom Capital Group, a foreign
                                         investment company.  From August
                                         1993, to the present Mr. Dan has been
                                         the President of Cove Capital, a
                                         privately owned investment company.
                                         From August, 1990 to August, 1993 Mr.
                                         Dan was the President of Perlman
                                         Realty Co., a real estate investment
                                         company.

     THE BOARD RECOMMENDS VOTES FOR THE ELECTION OF ALL SEVEN NOMINEES FOR DIRECTORS. ALL THE NOMINEES, EXCEPT MR. EWING, CURRENTLY SERVE AS DIRECTORS OF THE COMPANY. PROXIES GIVEN WITHOUT INSTRUCTIONS WILL BE VOTED FOR ALL SEVEN NOMINEES.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

     The business affairs of the Company are managed under the direction of the Board of Directors, although the Board is not involved in day-to-day operations. During the fiscal year ended May 31, 1997 the Board met five times. Each director attended at least 75% of all Board and applicable committee meetings during the fiscal year ended May 31, 1997.

AUDIT COMMITTEE

     The Audit Committee recommends to the Board of Directors a firm of independent certified public accountants to conduct the annual audit of the Company's books and records; reviews with such accounting firm the scope and results of the annual audit; consults with the independent accountants with regard to the adequacy of the Company's system of internal accounting controls; and reviews fees charged by the independent accountants for professional services.

     The Company's independent public accountants are invited to attend meetings of the Audit Committee and certain members of management may also be invited to attend. In Fiscal 1997, the Audit Committee consisted of two non-employee directors, Herschel Elias and Jess Ravich. The Audit Committee met once during this period.

COMPENSATION COMMITTEE

     The Company's compensation program for executives is administered by the Compensation Committee of the Board of Directors. In Fiscal 1997, the Compensation Committee consisted of Dr. Schultz, Mr. Margolis and Mr. Weitman. In June, 1997, Mr. Margolis and Mr. Weitman resigned as members of the Compensation Committee and the members appointed were Dr. Schultz and Mr. Ravich, both of whom are non-employee directors and outside directors within the meaning of Section 162(m) of the Internal Revenue Code. The committee is responsible for setting and administering executive officer salaries and the annual bonus and long-term incentive plans that govern the compensation paid to Cherokee's executives.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Except for Mr. Margolis, who is the chief executive officer, a director and, as of June 23, 1997, the sole shareholder of Wilstar, and Mr. Weitman, who, until June 23, 1997, was a director and shareholder of Wilstar, none of the executive officers of the Company has served on the board of directors or on the compensation committee of any other entity, any of whose officers served either on the Board of Directors or on the Compensation Committee of the Company. On May 4, 1995, the Company and Wilstar entered into the Wilstar Management Agreement pursuant to which Wilstar agreed to provide executive management services to the Company by providing the services of Robert Margolis as Chief Executive Officer. Wilstar, a private label manufacturer until April 1997, made apparel bearing the Cherokee trademark for several retail stores, who have existing licensing agreements with the Company. All deals were arms-length transactions between Wilstar and these retail stores and were negotiated separately and apart from the Company. Mr. Margolis was not been involved in any of these transactions. The Wilstar Management Agreement was amended for services rendered on or after June 1, 1997 (See "Employment Contracts and Management Agreements" and "Approval of Third Amendment to Wilstar Management Agreement" below for a further description of the Wilstar Agreement as amended). The provisions of the Third Amendment to the Agreement are contingent upon the approval of the stockholders of the Company. The Third Amendment is being submitted for consideration and approval of the stockholders of the Company as set forth in "Approval of Third Amendment to Wilstar Management Agreement," below.

     Since May 26, 1995, the Company has shared 3,000 square feet of office space with Wilstar. The Company uses approximately one-half of such space and pays Wilstar for such usage at the rate of $.75 per square foot or $1,125 per month. In addition, the Company reimburses Wilstar for one-half of certain costs relating to this office space. The rent and costs are prorated based upon square footage used by Cherokee and Wilstar does not profit from this reimbursement. Since May 4, 1996, the Company has shared 4,000 feet of Wilstar's warehouse space at $.50 per square foot as storage space for its financial records. Both rental agreements are on a month to month basis.

     Since May 5, 1995, the Company has sold certain fabric and trim to Wilstar for approximately $241,000 and has purchased certain finished apparel products for approximately $510,000 from Wilstar for sale to the Company's customers. The Company does not expect to sell any other assets to Wilstar and does not expect to purchase any more product from Wilstar. The Company's purchases of product from Wilstar were to fill existing orders from the Company's customers. In connection with its purchases and sales to and from Wilstar, the

Company believes that the prices and terms were fair to the Company and were at least as advantageous to the Company as the Company could have negotiated with unrelated parties.

DIRECTORS' REMUNERATION, WARRANT GRANTS AND STOCK OPTIONS

     For their services on the Board during Fiscal 1997, non-officer or non-employee directors were paid a retainer fee of $15,000 per annum, $1,500 for each Board Meeting and $750 for each Telephonic Board Meeting attended. All outside directors have received a five year warrant to purchase 5,000 shares of Common Stock at either $2.43 or $3.00 per share, exercise prices approximately equal to the market price of the Common Stock at the time of grant. On October 14, 1996, the Company granted to all directors stock options to acquire from the Company 10,000 shares of Common Stock at $5.50 per share, an exercise price approximately equal to the market price of the Common Stock at the time of grant.

     Shown below is information concerning the amount paid to each non-officer or non-employee director during Fiscal 1997:

Director             Fees Paid in Fiscal 1997
--------             ------------------------

Herschel Elias                $26,250
Jeffrey Schultz                33,075
Douglas Weitman                30,000
Jess Ravich                    26,250
Keith Hull                     25,500
Avi Dan                        26,250

     Set forth below is further information on warrants and on stock options the Company granted to all directors. Each warrant entitled the director to purchase 5,000 shares of Common Stock:

Director             # of Options     Date of Grant     Exercise Price    Date Exercised
--------             ------------     -------------     --------------    --------------

Herschel Elias        5,000          February 1, 1995    $  2.43           April 24, 1996
Jeffrey Schultz       5,000          February 1, 1995       2.43           April 24, 1996
Keith Hull            5,000             July 25, 1995       3.00           January 24, 1997
Jess Ravich           5,000             July 25, 1995       3.00           January 21, 1997
Avi Dan               5,000             July 25, 1995       3.00           July 15, 1997
Douglas Weitman       5,000             July 25, 1995       3.00           January 24, 1997
Herschel Elias       10,000          October 14, 1996       5.50           January 24, 1997
Jeffrey Schultz      10,000          October 14, 1996       5.50           February 14, 1997
Keith Hull           10,000          October 14, 1996       5.50           January 24, 1997
Jess Ravich          10,000          October 14, 1996       5.50           January 21, 1997
Avi Dan              10,000          October 14, 1996       5.50           July 15, 1997
Douglas Weitman      10,000          October 14, 1996       5.50           January 24, 1997
Robert Margolis      10,000          October 14, 1996       5.50           unexercised

                             ITEM 2 ON PROXY CARD:

                        APPROVAL OF THIRD AMENDMENT TO
                         WILSTAR MANAGEMENT AGREEMENT

     At the 1997 Annual Meeting of Stockholders, the Company's stockholders will be asked to approve the Third Amendment to the Wilstar Management Agreement (the "Third Amendment").

     On May 4, 1995, the Company and Wilstar entered into a Management Agreement pursuant to which Wilstar agreed to provide executive management services to the Company by providing the services of Robert Margolis as Chief Executive Officer. For a discussion of the initial terms of the Wilstar Management Agreement and as previously amended, see "Executive Compensation and Other Information - Employment Contracts and Management Agreements" below. On July 11, 1997, the Compensation Committee and the Board approved the Third Amendment to the Wilstar Management Agreement, contingent upon the approval of the stockholders of the Company.

THE THIRD AMENDMENT

     Effective for services rendered on or after June 1, 1997, the Wilstar Management Agreement was amended by the adoption of two separate amendments. These amendments are designated as the Second Amendment and the Third Amendment, respectively. For discussion of the Second Amendment, which is not subject to stockholder approval, see "Executive Compensation and Other Information - Employment Contracts and Management Agreements" below.

     The changes to the Management Agreement made by the Third Amendment, subject to stockholder approval, include: (i) provision for payment of an "acquisition bonus" to Wilstar in the event of an acquisition of the Company for a price per share of not less than $12 pursuant to an acquisition agreement entered into by the end of fiscal year 2000 (the amount of such acquisition bonus ranges from $1,000,000 to $2,500,000 in the event of an acquisition of the Company for a price per share ranging from $12 to $15 or more as follows:

Consideration Per Share      Acquisition Bonus
--------------------------   -----------------
less than $12.00              zero
$12.00-12.99                 $1,000,000
 13.00-13.99                  1,500,000
 14.00-14.99                  2,000,000
 15.00 or more                2,500,000

and automatically decreases by one-third per year if the acquisition agreement is not entered into by the end of fiscal years 1998, 1999, or 2000); (ii) provision for payment of $3,000,000 to Wilstar in consideration for an agreement not to compete with the Company for a specified period of time by Wilstar and Mr. Margolis in the event of an acquisition of the Company pursuant to an acquisition agreement entered into by the end of fiscal year 2000 (the amount of such payment automatically decreases by one-third per year if the acquisition agreement is not entered into by the end of fiscal years 1998, 1999, or 2000); and (iii) provision for reduction of payments under the Management Agreement that are contingent on a change in control if it is determined that such payments would result in the nondeductibility of some or all of such payments under the provisions of Section 280G of the Internal Revenue Code.

     The provisions of the Third Amendment are contingent upon stockholder approval.

REASONS FOR THIRD AMENDMENT

     The Compensation Committee proposed, structured and recommended the Third Amendment to the Board of Directors and the Board of Directors approved it, subject to approval of the stockholders, to give Mr. Margolis a substantial incentive to enhance stockholder value in any acquisition of the Company pursuant to an agreement entered into by May 31, 2000, and to secure for the benefit of the Company and an acquiror of the Company a commitment of Mr. Margolis and Wilstar not to compete with the Company following an acquisition.

VOTE REQUIRED FOR APPROVAL

     The proposal for approval of the Third Amendment must receive the favorable vote of a majority of the total number of shares of Common Stock represented and entitled to vote at the Annual Meeting or any adjournment thereof.

     THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE APPROVAL OF THE THIRD AMENDMENT TO THE WILSTAR MANAGEMENT AGREEMENT. PROXIES GIVEN WITHOUT INSTRUC TIONS WILL BE VOTED FOR APPROVAL OF THE THIRD AMENDMENT TO THE WILSTAR MANAGEMENT AGREEMENT.


                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

EXECUTIVE COMPENSATION TABLE

     Shown below is information concerning the annual and long-term compensation for services in all capacities to the Company for the years ended May 31, 1997, June 1, 1996, and June 3, 1995 of those persons who were at any time during the year ended May 31, 1997 the Chief Executive Officer and at May 31, 1997 the other most highly compensated executive officers of the Company who received over $100,000 in salary and bonus.

                           SUMMARY COMPENSATION TABLE

                                                                                     LONG TERM
                         ANNUAL COMPENSATION/(A)/                                   COMPENSATION
                         ------------------------                                   ------------
                    NAME
                     AND                       YEAR     SALARY/(B)/   BONUS/(B)/    STOCK OPTION
              PRINCIPAL POSITION                            $            $        AWARDS # SHARES
-----------------------------------------------------   -----------   ----------   ---------------
Robert Margolis                                1997       --   /(C)/     --            10,000
Chairman and Chief Executive Officer           1996       --   /(C)/     --            /(D)/
                                               1995       --   /(C)/     --            /(D)/
Patricia Warren                                1997      325,000         --              --
President                                      1996      125,000         --            75,000
Carol Gratzke                                  1997      125,000         --            10,000
Chief Financial Officer                        1996       68,269         --            30,000
                                               1995       31,250         --              --


(A) None of the named executive officers earned other annual compensation except for perquisites which in no case exceeded the lesser of $50,000 or 10% of total annual salary and bonus for Fiscal 1995, 1996 and 1997.

(B) Amounts shown include cash and non-cash compensation earned by named executive officers. No amounts earned were deferred at the election of those officers.

(C) Mr. Margolis was appointed Chairman and Chief Executive Officer on May 4, 1995. Mr. Margolis provides his services to the Company pursuant to the terms of the Wilstar Management Agreement. Wilstar received $400,000 in annual compensation each year for providing such services, is eligible for certain cash bonuses and has received certain options to purchase the Company's Common Stock pursuant to the Wilstar Management Agreement. The terms of the Wilstar Agreement have been amended for services rendered on or after June 1, 1997 (See "Employment Contracts and Management Agreements" below and "Approval to Third Amendment to Wilstar Management Agreement" above for a further description of the Wilstar Management Agreement, as
     amended).   Prior to May 31, 1997, Mr. Margolis owned 50.1% of the stock of
     Wilstar. Mr. Margolis became the sole stockholder of Wilstar through a series of redemptions occurring on May 31, 1997 and June 23, 1997. His compensation at Wilstar is based on its profitability. (See "Employment Contracts and Management Agreements" below and "Approval to Third Amendment to Wilstar Management Agreement" above for a further description of the Wilstar Management Agreement).

(D) Pursuant to the Wilstar Management Agreement, Wilstar received options to purchase shares of Common Stock. (See "Employment Contracts and Management Agreements" below and "Approval to Third Amendment to Wilstar Management Agreement" above for a further description of the Wilstar Management Agreement).

OPTION GRANTS

     Set forth below is further information on grants of stock options during the year ended May 31, 1997 to the named officers which are reflected in the Executive Compensation Table:

                     NUMBER OF    PERCENTAGE                                  POTENTIAL REALIZABLE
                     SECURITIES    OF TOTAL                                     VALUE AT ASSUMED
                     UNDERLYING    OPTIONS                                       ANNUAL RATES OF
                      OPTIONS     GRANTED TO     EXERCISE                          STOCK PRICE
                      GRANTED     EMPLOYEES      OR BASE      EXPIRATION        APPRECIATION FOR
                      (#) /(1)/   IN FISCAL       PRICE          DATE           OPTION TERM /(3)/
                                    1997        ($/SHARE)
---------------------------------------------------------------------------------------------------
                                                                                   5%          10%
                                                                                 ------      ------
Robert Margolis          10,000           50%   $5.50/(2)/    Oct. 13, 2001      13,750      27,500
---------------------------------------------------------------------------------------------------
Carol Gratzke            10,000           50%   $6.25/(2)/    May 5, 2002         6,250      12,500
---------------------------------------------------------------------------------------------------

(1) The options were granted on various dates and vest in equal shares over a three year period. If the grantee's employment is terminated under certain circumstances or there is a restructuring of the Company (as set forth in the option agreement) these options would become immediately exercisable.

(2) The option exercise price is subject to adjustment in the event of a stock split or dividend, recapitalization or certain other events.

(3) The actual value, if any, the named officer may realize will depend on the excess of the stock price over the exercise price on the date the option is exercised, so that there is no assurance the value realized by the named officer will be at or near the value estimated. This account is net of the option exercise price.


Option Exercises and Fiscal Year-End Values
-------------------------------------------

     Set forth below is information with respect to the unexercised options to purchase Common Stock granted in Fiscal 1997 and prior years under employment agreements to the named officers and held by them at May 31, 1997. None of the named officers exercised any stock options during Fiscal 1997.

                               NUMBER OF UNEXERCISED          VALUE OF UNEXERCISED
                                  OPTIONS HELD AT            IN-THE-MONEY OPTIONS AT
          NAME                     MAY 31, 1997                MAY 31, 1997 /(2)/
          ----                     ------------                ------------
                           EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
                           -----------   -------------   -----------   -------------
Robert Margolis /(1)/           --          10,000       $   --        $  13,750
Patricia Warren             45,000          30,000       $ 170,000     $ 107,000
Carol Gratzke               10,000          30,000       $  32,500     $  97,500

(1) Does not include stock option granted to Wilstar pursuant to the Wilstar Agreement in connection with the Company's engagement of Robert Margolis as Chairman and Chief Executive Officer (See "Employment Contracts and Management Agreements" below and "Approval to Third Amendment to Wilstar Management Agreement" above for a further description of the Wilstar Management Agreement). Effective as of June 23, 1997, Mr. Margolis became the sole stockholder of Wilstar as the result of certain redemptions. The consideration for the redemptions may include certain Company common stock and options issued to Wilstar by the Company, none of which have been distributed by Wilstar.

(2) Based on the closing price of the NASDAQ Small Cap Issue Market on May 30, 1997 ($6.875), net of the option exercise price.


EMPLOYMENT CONTRACTS AND MANAGEMENT AGREEMENTS

     On April 24, 1995, a group which included Mr. Margolis acquired approximately 22.3% of the Company's then outstanding Common Stock (the "Group"). The Group sought to have Mr. Margolis installed as Chief Executive Officer of the Company and to have Mr. Margolis appointed a director of the Company. On May 4, 1995, the Company and Wilstar entered into the Wilstar Management Agreement pursuant to which Wilstar agreed to provide executive management services to the Company by providing the services of Robert Margolis as Chief Executive Officer. The Wilstar Management Agreement originally provided it would terminate on May 31, 1998; however, the Wilstar Management Agreement provided an automatic extension for additional one-year terms as long as the Company's pre-tax earnings were equal to at least 80% of the pre-tax earnings contained in the budget submitted to and approved by the Board of Directors for such fiscal year. During Fiscal 1996, Wilstar met the 80% pre-tax earnings rule; hence, the contract was extended for an additional one year term. In addition, Wilstar received an option to purchase 7 1/2% of the Company's Common Stock on a fully diluted basis (675,700 shares) at a purchase price of $3.00 per share (the "Wilstar Options"). All of these options are exercisable.

     On April 24, 1996, the Board of Directors revised the Wilstar Management Agreement to accelerate the vesting of Wilstar's Performance Options so that Wilstar was immediately vested in its right to purchase up to 20% of the Company's fully diluted Common Stock. Wilstar agreed to relinquish its rights to purchase up to an additional 2.5% of the Company's fully diluted stock pursuant to the Wilstar Performance Options. Wilstar exercised the Wilstar Performance Options in full on April 25, 1996 and purchased 1,674,739 shares. The Company accounted for this transaction as a non-cash charge to earnings of $4,567,000,

     The Wilstar Management Agreement further provides that Wilstar and the Group each have the right to elect two members of the Company's Board of Directors.

     Effective for services rendered on and after June 1, 1997, the Compensation Committee and the Board of Directors amended the Wilstar Management Agreement by the adoption of two amendments, designated, respectively, the Second Amendment and the Third Amendment. The changes to the Wilstar Management Agreement made by the Second Amendment include (i) extension of the specified term of the Wilstar Management Agreement to May 31, 2000; (ii) modification of the existing provision of the Wilstar Management Agreement for automatic extension of its term for an additional year for each year after fiscal year 1997 in which the

Company achieves specified levels of pre-tax earnings; (iii) increase in the annual base compensation of Wilstar from $400,000 to $550,000; (iv) provision for an annual cost-of-living increase in base compensation after fiscal year 1998; and (v) increase in the annual performance bonus percentage payable to Wilstar based on the Company's earnings before interest, taxes, depreciation and amortization above specified levels from 10% to 15% of such earnings in excess of $10,000,000.

     The Wilstar Management Agreement was further amended by the Third Amendment, subject to the approval of stockholders of the Company. For a discussion of the Wilstar Management Agreement as amended by the Third Amendment, see "Approval of Third Amendment to Wilstar Management Agreement" above.

     Ms. Warren, the president of the Company, is employed pursuant to a three-year agreement expiring May 30, 1998 which provides for a salary at an annual rate of $325,000 from June 1, 1996 to May 31, 1998. Ms. Warren could earn bonuses in Fiscal 1998 ranging from 10% of her salary up to $175,000 based upon the Company's earnings before interest and taxes. The agreement gives the Company the right to terminate Ms. Warren's employment without cause at any time. If the Company exercises such right it must pay Ms. Warren $162,500.

COMPENSATION IN LIEU OF DIVIDENDS PLAN

During the fiscal year ended May 31, 1997, the Board of Directors adopted a plan for compensation of officers of the Company, employees of the Company, and Wilstar in lieu of cash dividends. If and when cash dividends are paid on outstanding shares of common stock of the Company, compensation will be paid to each plan participant in an amount equal to the cash dividends which would have been paid on the vested option shares covered by stock options of the Company held by such participant as if such shares had been purchased by such participant prior to, and were outstanding and owned by such participant on, the record date and the payment date for such cash dividend. The plan began on January 15, 1997 and will terminate on December 31, 1998 or such earlier or later date as may be determined by the Board of Directors. During the fiscal year ended May 31, 1997, an aggregate of $391,850 was paid to participants in the plan.


CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     For information with respect to certain transactions and relationships between the Company and certain executive officers, directors and related parties, see "Compensation Committee Interlocks and Insider Participation" above.

REPORT OF EXECUTIVE COMPENSATION COMMITTEE

     The Compensation Committee of the Board of Directors makes this report on executive compensation pursuant to Item 402 of Regulation S-K. Notwithstanding anything to the contrary set forth in any of the Company's previous or subsequent filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), that might incorporate prior or future filings, including this Proxy Statement, in whole or in part, this report and the performance table which follows this report shall not be reported by reference into any such filings, and such information shall be entitled to the benefits provided in Item 402(a)(9) of Regulation S-K.

     The Compensation Committee reviews the performance of the Chief Executive Officer of the Company, makes recommendations to the Board of Directors as to the compensation of the CEO and the other executive officers of the Company and reviews compensation programs for any other key employee, including salary and cash bonus levels and the stock option grants under the Incentive Stock Option Plan.

     Compensation Policies and Philosophy. The Company's executive compensation policies are designed to attract, retain and reward executive officers who contribute to the Company's success, to provide economic incentives for executive officers to achieve the Company's business objectives by linking the executive officers' compensation to the performance of the Company, to strengthen the relationship between executive pay and stockholder value and to reward individual performance. The Company uses a combination of base salary, cash bonuses and stock options to achieve these objectives.

     In carrying out these objectives, the Compensation Committee considers a number of factors which include the types of compensation paid to executive officers in similar positions by comparable companies in the same industry. In addition, the Compensation Committee evaluates corporate performance by looking at factors such as performance relative to the business environment, and the success of the Company in meeting its financial objectives. The Compensation Committee also reviews the individual performance of the Chief Executive Officer and, as appropriate, approves the recommendations of the Chief Executive Officer relating to the performance of the other executive officers and their ability to perform their given tasks, knowledge of their jobs, and their ability to work with others toward the achievement of the Company's goals.

     Components of Compensation. Executive officer salaries are established in relation to a range of salaries for comparable positions among companies of comparable size and complexity with the exception of the Chief Executive Officer, whose services are provided by Wilstar pursuant to the terms of the Wilstar Management Agreement. The Company seeks to pay its executive officers salaries that are commensurate with the qualifications, duties and responsibilities that are competitive in the marketplace. In making its annual salary recommendation, the Compensation Committee looks at the Company's financial position and performance and the overall contribution of the executive officers as a group during the prior fiscal year in helping to meet the Company's financial and business objectives. The Compensation Committee recommends and approves any changes to the original and amended Wilstar-Cherokee Management Agreement. However, Mr. Margolis did not participate as a member of the Committee in issues relating to the Wilstar Management Agreement. The Compensation Committee also makes recommendations on a range of salary changes for the other executive officers as well.

     Executive officer annual cash bonuses are used to provide executive officers with financial incentives to meet annual performance targets of the Company or its operating divisions, The Compensation Committee believes that equity ownership by executive officers provides incentives to build shareholder value and align the interests of the executive officers with the shareholders. The Compensation Committee believes that equity ownership by executive officers provides incentives to build shareholder value and align the interests of the executive officers with the shareholders. The Compensation Committee believes that these grants provide incentives for executive officers to stay with the Company. Stock options have value only if the price of the Company's common stock increases over the exercise/grant price. The size of the option grants is usually based upon factors such as comparable equity compensation offered by other companies, the seniority of the executive officer and the contribution that the executive officer is expected to make to Cherokee. In determining the size of the periodic grants, the Compensation Committee also considers prior grants to the executive officer and his or her expected contributions during the succeeding fiscal year.

     Compensation of the Chief Executive Officer. The Compensation Committee reviews the performance of the chief executive officer of the Company, as well as other executives of the Company, annually. On May 4, 1995, the Company and Wilstar entered into the Wilstar Management Agreement pursuant to which Wilstar agreed to provide executive management services to the Company by providing the services of Robert Margolis as Chief Executive Officer. The management fees to Wilstar were determined based on a consideration of the various factors discussed above, including the performance of the Company, the individual performance of Mr. Margolis and Mr. Margolis' performance compared to various objective and subjective goals established by the Board of Directors.

     For a discussion of the Wilstar Management Agreement as amended through the Third Amendment and the reasons for the Third Amendment, see "Approval of Third Amendment to Wilstar Management Agreement" and "Employment Contracts and Management Agreements" above for a further description of the Wilstar Management Agreement and the Third Amendment.

Respectfully submitted,

Compensation Committee

Robert Margolis  (through June 13, 1997)
Jeffrey Schultz
Douglas Weitman  (through June 13, 1997)
Jess Ravich  (after June 12, 1997)


COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

     Section 16 of the Securities Exchange Act of 1934, as amended, requires the Company's directors and executive officers and persons who own more than ten percent (10%) of a registered class of the Company's equity securities to file various reports with the Securities and Exchange Commission ("SEC"). The SEC rules also require that copies of these filings be furnished to the Company.

     Based solely on its review of copies of such reports received and written representations from certain reporting persons, the Company believes that it complied with all Section 16(a) filing requirements applicable to its officers, directors and ten percent (10%) stockholders during the fiscal year ended May 31, 1997.

COMMON STOCK PERFORMANCE GRAPH

     The Company has reorganized under Chapter 11 of the Bankruptcy Code twice since June of 1993. As a result of the 1993 and 1994 Chapter 11 reorganizations, holders of the Company's then outstanding common stock received approximately 8% and 1.6% of the reorganized Company's common stock, respectively. Accordingly, the holder of 1000 shares of the Company's then outstanding common stock during the quarter ended May 29, 1993 which shares traded as high as $.875 per share during such period would now have the right to less than one share of Common Stock of the Company. As described above, the Company's Chapter 11 reorganizations in 1993 and 1994 essentially diluted the Company's then outstanding common stock to a fraction of its value prior to such reorganizations thereby making stock performance comparisons with the trading price of the then outstanding common stock of the Company or other comparable companies during such periods meaningless.

     Due to the nature of the Company's business being that of a licensor of its Cherokee brand to wholesalers and retailers, which put this brand on various product categories including but not limited to footwear, apparel, accessories, watches, eye wear, home textile products and sporting goods, the Company does not believe that a comparable peer group of publicly traded licensing companies exists; hence, the Company's return on investment was compared to the S&P 100-LTD and NASDAQ INDEX COMPOSITE.

     The graph on the following page compares the cumulative total shareholder return on the Company's Common Stock with the cumulative total return on the NASDAQ INDEX COMPOSITE and the S&P 100-LTD for the period commencing June 27, 1995 (the date the Form 10 on the new Common Stock became effective) and ending on May 30, 1997. The data set forth below assumes the value of an investment in the Company's Common Stock and each Index was $100 on June 27, 1995 and the reinvestment of any dividends.

                          Comparison of Total Return*
                              Since June 27, 1995

              AMONG CHEROKEE INC., THE NASDAQ INDEX COMPOSITE AND
                                THE S & P 100-LT

                           TOTAL SHAREHOLDER RETURNS
                           -------------------------
                            (DIVIDENDS REINVESTED)


                                 ANNUAL RETURN PERCENTAGE
                                       YEARS ENDING
COMPANY / INDEX                       MAY96     MAY97
-----------------------------------------------------
CHEROKEE INC/DE                       136.67    11.20
S&P 100-LTD                            26.93    30.60
NASDAQ INDEX COMPOSITE                 34.45    12.57


                                      INDEXED RETURNS
                        BASE           YEARS ENDING
                       PERIOD
COMPANY / INDEX       27 JUN95        MAY96     MAY97
-----------------------------------------------------
CHEROKEE INC/DE         100           236.67    263.17
S&P 100-LTD             100           126.93    165.78
NASDAQ INDEX COMPOSITE  100           134.45    151.36

*    Please note that the price of Common Stock set forth in the graph reflects the $0.60 per share dividend which was paid on May 30, 1996, the $0.15 per share dividend which was paid on March 17, 1997 and the $0.20 per share dividend which was paid on May 30, 1997.


                         INDEPENDENT PUBLIC ACCOUNTANTS

     On May 30, 1995 the Company engaged Coopers & Lybrand L.L.P. ("Coopers") to serve as its principal independent accountant to audit its financial statements commencing for the year ended June 3, 1995. A representative of Coopers is expected to attend the Annual Meeting, with an opportunity to make a statement if such representative desires to do so, and will be available to answer questions, if any, from stockholders.



                                 OTHER MATTERS

ADDITIONAL INFORMATION

     COPIES OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED MAY 31, 1997, (INCLUDING FINANCIAL STATEMENTS AND FINANCIAL STATEMENT SCHEDULES, BUT EXCLUDING EXHIBITS) AS FILED WITH

THE SECURITIES AND EXCHANGE COMMISSION ARE AVAILABLE UPON WRITTEN REQUEST FROM THE OFFICE OF INVESTOR RELATIONS, CHEROKEE INC., 6835 VALJEAN AVENUE, VAN NUYS, CA 91406.

DATE FOR SUBMISSION OF STOCKHOLDER PROPOSALS FOR THE 1998 ANNUAL MEETING

     Any proposal relating to a proper subject which a stockholder may intend to be presented for action at the next Annual Meeting of Stockholders must be received by the Company no later than April 16, 1998, to be considered for inclusion in the proxy material to be disseminated by the Board in accordance with the provisions of Rule 14a-(8)(3)(i) promulgated under the Exchange Act. Copies of such proposals should be sent to the Corporate Secretary at the Company's principal executive offices. To be eligible for inclusion in such proxy materials, such proposals must conform to the requirements set forth in Rules under the Exchange Act.

OTHER BUSINESS OF THE MEETING

     The Board is not aware of any matter to be presented at the Annual Meeting or any postponement or adjournment thereof which is not listed on the Notice of Annual Meeting and discussed above. If other matters should properly come before the meeting, however, the persons named in the accompanying proxy will vote all proxies in accordance with the recommendation of the Board, or if no such recommendation is given, in their own discretion.

COST OF SOLICITING PROXIES

     The Company will bear the cost of proxy solicitation for the election of the Board's nominees for director. In addition to the use of the mail, proxies may be solicited by personal interview, telephone or telegraph, by officers, directors and other employees of the Company, who will not receive any additional compensation for such services. The Company may also elect to engage a proxy solicitation firm to assist in the soliciting of proxies. The Company does not anticipate that the costs of such proxy solicitation firm would exceed $10,000, plus its out of pocket fees and expenses. The Company will also request persons, firms and corporations holding shares in their names, or in the names of their nominees, which are beneficially owned by others, to send or cause to be sent proxy materials to, and obtain proxies from, such beneficial owners and will reimburse such holders for their reasonable expenses in so doing.


                                    BY ORDER OF THE BOARD OF DIRECTORS,


                                    /s/ Carol A. Gratzke

                                    CAROL A. GRATZKE
                                    SECRETARY

LOS ANGELES, CALIFORNIA
DATED:  AUGUST 14, 1997

        THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                                 CHEROKEE INC.
            1997 ANNUAL MEETING OF STOCKHOLDERS, SEPTEMBER 15, 1997

    The undersigned hereby appoints Robert Margolis and Keith Hull, and each of them, proxies for the undersigned with full power of substitution, to vote all of the shares which the undersigned is entitled to vote, with all powers the undersigned would possess if personally present at the 1997 Annual Meeting of Stockholders of Cherokee Inc. (including all adjournments thereof) to be held at The Sportsmen's Lodge and Hotel, 12825 Ventura Boulevard, Studio City, California, on September 15, 1997 at 10:00 A.M. Pacific Time, on all matters that may come before the Meeting.

    The undersigned hereby instructs said proxies or their substitutes:

  1. ELECTION OF DIRECTORS:     [_] To VOTE FOR all nominees listed below.      [_] To WITHHOLD AUTHORITY to vote
                                                                                    for all nominees listed below.

    Robert Margolis, Timothy Ewing, Jeffrey Schultz, Douglas Weitman, Jess
                          Ravich, Keith Hull, Avi Dan

    Instructions: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.

  2. AMENDMENT OF MANAGEMENT AGREEMENT: Approval of the Third Amendment to the Wilstar Management Agreement between The Newstar Group and Cherokee Inc. (the "Amendment").

   [_] To VOTE FOR          [_] To VOTE AGAINST        [_] To ABSTAIN with regard to
       approval of the          approval of the            approval of the
       Amendment                Amendment                  Amendment

  3. DISCRETIONARY AUTHORITY: In their discretion, the proxies are authorized to vote with respect to all other matters which may properly come before the Meeting.






    THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. UNLESS OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF DIRECTORS AND FOR THE APPROVAL OF THE AMENDMENT TO THE MANAGEMENT AGREEMENT.

    The undersigned hereby revokes any proxies heretofore given, and ratifies and confirms that all the proxies appointed hereby, or either of them, or their substitute or substitutes may lawfully do or cause to be done by virtue thereof. The undersigned hereby acknowledges receipt of a copy of the Notice of Annual Meeting of Stockholders and Proxy Statement, both dated August 14, 1997, and a copy of the Company's Annual Report on Form 10-K for the year ended May 31, 1997.

  Dated:             , 1997                        -------------------------

                                                   -------------------------
                                                   Signature(s)

                                                     NOTE: Your signature
                                                     should appear the same
                                                     as your name appears
                                                     hereon. In signing as
                                                     attorney, executor,
                                                     administrator, trustee
                                                     or guardian, please
                                                     indicate the capacity
                                                     in which signing, when
                                                     signing as joint
                                                     tenants, all parties
                                                     in the joint tenancy
                                                     must sign. When a
                                                     proxy is given by a
                                                     corporation, it should
                                                     be signed by an
                                                     authorized officer and
                                                     the corporate seal
                                                     affixed. No additional
                                                     postage is required if
                                                     mailed within the
                                                     United States.